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                                                                   EXHIBIT 5.1

                        WALLER LANSDEN DORTCH & DAVIS

                            NASHVILLE CITY CENTER

                        511 UNION STREET, SUITE 2100

                           POST OFFICE BOX 198966

                       NASHVILLE, TENNESSEE 37219-8966

   FACSIMILES                  (615) 244-6380             809 SOUTH MAIN STREET
 (615) 244-6804                                               P.O. BOX 1035
 (615) 244-5656                                          COLUMBIA, TN 38402-1035
                                                             (615) 388-6031




                                May 21, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                 Re:    PhyCor, Inc.
                        Registration Statement on Form S-3

Ladies and Gentlemen:

         We are acting as counsel to PhyCor, Inc., a Tennessee corporation (the "Company"), in connection with the registration under the Securities Act of 1933 (the "Act") of an aggregate of 1,500,000 shares of the Company's Common Stock, no par value per share (the "Shares"), pursuant to a Registration Statement on Form S-3 (the "Registration Statement"). We have examined and relied upon such records, documents and other instruments as in our judgment are necessary and appropriate in order to express the opinion hereinafter set forth, and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based upon the foregoing, we are of the opinion that the Shares, when issued and delivered in the manner and on the terms described in the Registration Statement (after the Registration Statement is declared effective), will be duly authorized, validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement.


                                           Very truly yours,

                                           WALLER LANSDEN DORTCH & DAVIS